UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2014

Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers.

On December 3, 2014, Thomas Anderson, a member of the Board of Directors of Constant Contact, Inc. (the “Company”), informed the Company that he is resigning from the Company’s Board of Directors, effective June 30, 2015. Mr. Anderson further informed the Company that his decision to resign from the Board of Directors was related to the requirements of his new employment and did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 502(e).	Compensatory Arrangements of Certain Officers.

On December 2, 2014, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors took the following actions related to the compensation of the Company’s executive officers, each of which is described in more detail below:

•	approved the 2015 annual base salaries for the Company’s executive officers, including Gail F. Goodman, Harpreet S. Grewal, Joel A. Hughes, Christopher M. Litster and Kenneth J. Surdan, who are named executive officers as identified in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders;

•	adopted the Company’s 2015 Executive Cash Incentive Bonus Plan (the “2015 Bonus Plan”); and

•	approved awards of time-based and performance-based restricted stock units to its executive officers, including Ms. Goodman and Messrs. Grewal, Hughes, Litster and Surdan.

Base Salaries of Named Executive Officers

On December 2, 2014, the Compensation Committee approved the 2015 annual base salaries for the Company’s executive officers, including Ms. Goodman and Messrs. Grewal, Hughes, Litster and Surdan. The following table sets forth the current 2014 annual base salary and the 2015 annual base salary for each of these individuals:

Name	Title	2014 Annual Base Salary	2015 Annual Base Salary
Gail F. Goodman	Chairman, President and Chief Executive Officer	$475,000	$525,000
Harpreet S. Grewal	Executive Vice President, Chief Financial Officer and Treasurer	$340,000	$350,000
Joel A. Hughes	Senior Vice President, Emerging Businesses	$280,000	$290,000
Christopher M. Litster	Senior Vice President, Sales and Marketing	$295,000	$305,000
Kenneth J. Surdan	Senior Vice President, Product	$310,000	$315,000

2015 Executive Cash Incentive Bonus Plan

On December 2, 2014, the Compensation Committee adopted the 2015 Bonus Plan for its executive officers, including Ms. Goodman and Messrs. Grewal, Hughes, Litster and Surdan. Target incentive amounts payable under the 2015 Bonus Plan to the Company’s executive officers are calculated as a percentage of the applicable executive officer’s 2015 annual base salary described above.

The table below sets forth for each of Ms. Goodman and Messrs. Grewal, Hughes, Litster and Surdan the target bonus percentage under the current 2014 Executive Cash Incentive Bonus Plan, as a percentage of 2014 annual base salary, the target bonus percentage under the 2015 Bonus Plan, as a percentage of 2015 annual base salary, and the actual 2015 target bonus amount:

Name	2014 Target Bonus Percentage (as a percentage of 2014 annual base salary)	2015 Target Bonus Percentage (as a percentage of 2015 annual base salary)	2015 Target Bonus
Gail F. Goodman	100%	100%	$525,000
Harpreet S. Grewal	75%	75%	$262,500
Joel A. Hughes	65%	65%	$188,500
Christopher M. Litster	70%	75%	$228,750
Kenneth J. Surdan	60%	65%	$204,750

Under the 2015 Bonus Plan, the Company’s executive officers, with the exception of Ms. Goodman, are eligible to receive cash incentive bonus payments based on the achievement of (i) quarterly corporate financial targets and (ii) semiannual department, business unit or personal performance objectives, with 65% of the target cash incentive bonus allocated to the quarterly corporate financial targets and 35% of the target cash incentive bonus allocated to the semiannual department, business unit or personal performance objectives. Ms. Goodman is eligible to receive quarterly cash incentive bonus payments based solely on the achievement of the quarterly corporate financial targets.

Quarterly Corporate Financial Targets

The quarterly corporate financial targets under the 2015 Bonus Plan are based on the following corporate financial metrics: (i) quarterly consolidated revenue growth (“QRG”) and (ii) quarterly adjusted EBITDA margin, which is generally calculated by taking net income calculated in accordance with U.S. generally accepted accounting principles, adding depreciation and amortization and stock-based compensation expense, adjusting for taxes and contingent consideration adjustment, if any, and subtracting interest and other income and then dividing by revenue (“Adjusted EBITDA Margin”). Under the 2015 Bonus Plan, in the case of the Company’s executive officers other than Ms. Goodman, the QRG metric is weighted 50% and the Adjusted EBITDA Margin metric is weighted 15%. For Ms. Goodman, the QRG metric is weighted 75% and the Adjusted EBITDA Margin metric is weighted 25%.

The quarterly QRG and Adjusted EBITDA Margin targets are established by the Board of Directors as part of the budgeting process and subsequently approved by the Compensation Committee. As of the filing of this Current Report on Form 8-K, the Compensation Committee has not yet approved the quarterly QRG or Adjusted EBITDA Margin targets under the 2015 Bonus Plan because the 2015 budgeting process is not complete.

Bonus payments related to the QRG metric will be based on the following levels of achievement, as a percentage of the quarterly QRG target bonus:

Quarterly QRG Achievement	<70%	70%	75%	80%	85%	90%	95%	100%	110%	120%	130%	140%	150%	>150%

Quarterly Percentage Payout	0%	50%	63%	75%	88%	100%	112.5%	125%	146%	167%	188%	209%	230%	250%

Bonus payments for achievement between the levels described above will be made on a pro rata basis.

Bonus payments related to the Adjusted EBITDA Margin metric will be based on the following levels of achievement, as a percentage of the quarterly Adjusted EBITDA Margin target bonus:

Quarterly Adjusted EBITDA Margin Achievement	< Target Adjusted EBITDA Margin – 100 Basis Points	Target Adjusted EBITDA Margin – 100 Basis Points	Target Adjusted EBITDA Margin	Target Adjusted EBITDA Margin + 100 Basis Points	> Target Adjusted EBITDA Margin + 100 Basis Points
Quarterly Percentage Payout	0%	95%	100%	115%	115%

Bonus payments for achievement between the achievement levels of Target Adjusted EBITDA Margin – 100 Basis Points to Target Adjusted EBITDA Margin + 100 Basis Points as described above will be made on a pro rata basis.

Semiannual Department, Business Unit or Personal Performance Objectives

The semiannual department, business unit or personal performance objectives (“MBOs”) for each executive officer, except Ms. Goodman who does not have an MBO component in her bonus plan, will be established by Ms. Goodman and reviewed with the Compensation Committee and will be tied to the financial and/or operating performance of the department or business that the executive officer oversees. The MBOs will be established at the beginning of each of the first and third quarters of 2015. As of the date of the filing of this Current Report on Form 8-K, MBOs for the Company’s executive officers have not been established.

Grants of Restricted Stock Units

On December 2, 2014, the Compensation Committee approved grants of restricted stock units (“RSUs”) to the Company’s executive officers consisting of the following types of RSUs: (i) RSUs that will vest over four years with 25% of the RSUs vesting on the first anniversary of the date of grant, and an additional 6.25% of the RSUs vesting quarterly thereafter, such that 100% of the RSUs will be fully vested on the fourth anniversary of the date of grant (the “Time-Based RSUs”); (ii) RSUs that will vest upon the achievement of a performance condition that will be satisfied if the Company achieves a specified compounded annual three-year revenue growth rate (“CAGR”) at December 31, 2017, provided that the executive remains employed through the measurement period (the “Revenue RSUs”); and (iii) RSUs that will vest upon the achievement of a “Total Shareholder Return” target, as compared to a specified peer group of companies, provided that the executive remains employed through the measurement period (the “TSR RSUs”). The number of Revenue RSUs that will vest upon the achievement of the performance condition will vary based on the achievement of a specified CAGR, from a maximum of 125% of the number of target shares to a threshold of 50% of the number of target shares, with no vesting, absent certain circumstances in a “Change of Control,” if the threshold is not achieved. The number of TSR RSUs that will vest upon achievement of the Total Shareholder Return target will vary based on the level of achievement from a maximum of 125% of the target shares to a threshold of 50% of the target shares, with no vesting, absent certain circumstances in a “Change of Control,” if the threshold requirement is not achieved. RSU grants to Ms. Goodman and Messrs. Grewal, Hughes, Litster and Surdan were as follows:

Name	Time-Based RSUs	Revenue RSUs		TSR RSUs
		(Target Shares)	(Maximum Potential Shares)	(Target Shares)	(Maximum Potential Shares)
Gail F. Goodman	42,304	37,016	46,270	28,957	36,196
Harpreet S. Grewal	18,130	15,864	19,830	12,410	15,512
Joel A. Hughes	9,669	8,461	10,576	6,619	8,273
Christopher M. Litster	12,087	10,576	13,220	8,274	10,342
Kenneth J. Surdan	12,087	10,576	13,220	8,274	10,342

Item 8.01.	Other Events.

On November 21, 2014, while it was permissible under the applicable securities laws for executive officers of the Company to purchase and sell securities of the Company, the following executive officer entered into a binding trading plan (the “10b5-1 Plan”):

Name	Title	Maximum number of shares of common stock that may be sold under 10b5-1 Plan	Time period during which sales may occur under 10b5-1 Plan
Harpreet S. Grewal	Executive Vice President, Chief Financial Officer and Treasurer	74,299	2/24/15 – 11/6/15

Pursuant to the 10b5-1 Plan, certain shares of the Company’s common stock held by Mr. Grewal will be sold on a periodic basis without further direction from him in accordance with the terms and conditions set forth in the 10b5-1 Plan, which includes minimum sale price thresholds. Under the Company’s insider trading policy, trades will not occur under the 10b5-1 Plan until at least 90 days after the execution date of the 10b5-1 Plan. The 10b5-1 Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Transactions made pursuant to the 10b5-1 Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of such plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: December 4, 2014	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel